November 17, 1997                              Exhibit 16

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-
K of Tucson Electric Power Company dated November 14, 1997.

Yours Truly,

DELOITTE & TOUCHE LLP

Tucson, Arizona